UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to correct an inadvertent error in Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2007. The error referred to Mr. Ford’s former title as Chief Executive Officer, rather than Executive Vice President, in the numbered paragraph 1 of Item 5.02. No other changes have been made to the Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Todd Ford

On May 23, 2007, the employment of Todd Ford, the Executive Vice President of Rackable Systems, Inc. (the “Company”), with the Company was terminated by the Company.

On May 24, 2007, Todd Ford entered into a separation agreement (the “Separation Agreement”) with the Company, which included the following terms:

1.	Effective May 23, 2007 (the “Separation Date”), Mr. Ford’s employment with the Company as Executive Vice President and in all other employment positions, was terminated.

2.
On May 23, 2007, the Company paid Mr. Ford all accrued salary and unused vacation earned and payable for his services through May 23, 2007. The Company will also pay Mr. Ford for all accrued but unpaid business expenses incurred in accordance with the Company’s reimbursement policy.

3.	In connection with the termination of his employment, the Company will pay Mr. Ford as severance:

(a)	12 months of continued salary (Mr. Ford’s current salary is $350,000); and

(b)	continued health insurance coverage for 12 months.

4.
Mr. Ford’s stock options issued under the Company’s 2002 Stock Option Plan will accelerate by 12 months as of the Separation Date. Mr. Ford will have 12 months following the Separation Date to exercise any vested shares.

5.	The Company will reimburse Mr. Ford for reasonable attorneys’ fees incurred in connection with the Separation Agreement up to a maximum of $5,000.

The description of Mr. Ford’s Separation Agreement with the Company is a summary of only the material terms of the agreement, and is qualified by reference to the terms of the entire agreement, which is attached as an exhibit to this Current Report on Form 8-K, which terms are incorporated by reference herein.

Thomas K. Barton

On May 16, 2007, the Company filed an 8-K regarding the Separation Agreement entered into between the Company and Thomas K. Barton. That 8-K erroneously reported Mr. Barton’s final base salary as $340,000. Mr. Barton’s final base salary was $400,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: May 29, 2007	By:	/s/ William Garvey
William Garvey
General Counsel and Vice President Corporate Development